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                                                                  Exhibit 4(iii)


                                                                  March 26, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Subject: General Electric Capital Services, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995--File No. 0-14804

Dear Sirs:

     Neither General Electric Capital Services, Inc. (the "Corporation") nor any of its subsidiaries has outstanding any instrument with respect to its long-term debt under which the total amount of securities authorized exceeds 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K (17 CFR 229.601), the Corporation hereby agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument which defines the rights of holders of such long-term debt.

                              Very truly yours,


                             GENERAL ELECTRIC CAPITAL SERVICES, INC.


                             By: /s/ J. A. Parke
                                 ------------------------------
                                 J. A. Parke,
                                 Senior Vice President, Finance